Exhibit 99.1

Saia Reports Record Third Quarter Earnings per Share of $1.25

JOHNS CREEK, GA. – October 30, 2019 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2019 financial results.  Diluted earnings per share in the quarter were $1.25 compared to $1.07 in the third quarter of 2018.

Third Quarter 2019 Compared to Third Quarter 2018 Results

•	Revenue was $468.9 million, a 10.2% increase
•	Operating income was $45.4 million, a 17.2% increase
•	Operating ratio improved to 90.3 from 90.9
•	LTL shipments per workday rose 7.3%
•	LTL tonnage per workday increased by 3.0%
•	LTL revenue per hundredweight increased 5.3%
•	LTL revenue per shipment rose 1.1% to $235.87

“The record third quarter results at Saia were achieved even as the Company opened three new terminals and relocated another all in the back half of September, as we continue to focus on our long-term growth strategy”, said Saia President and Chief Operating Officer, Fritz Holzgrefe.  “While I was generally pleased with our execution in the third quarter, the challenge created by the new terminal openings and relocations late in the quarter, and continuing negative weight per shipment trends provided a larger than expected headwind to results”, continued Holzgrefe.  “Saia’s LTL yield increased year-over-year for the 37th consecutive quarter and the market remains rational in our view”, Holzgrefe concluded.

“This year has been by far our most active year in terms of facility openings since our organic expansion began in 2017”, stated Saia Chief Executive Officer, Rick O’Dell.  “We have opened eight new terminals in the Northeast including two in October and we have relocated three others in major markets.  Additionally, in early October we opened a new terminal in Long Beach, California”, continued O’Dell.  “Long Beach is the second busiest container port in the country and this 14th terminal in California positions us well for continued growth.  The Long Beach terminal opening highlights our long-term opportunity to open new terminals in existing markets and get closer to customers, provide better service and ultimately gain market share”, continued O’Dell.  “We plan to relocate two additional terminals before year-end”, concluded O’Dell.

Financial Position and Capital Expenditures

Total debt was $165.3 million at September 30, 2019 and inclusive of the cash on-hand, net debt to total capital was 17.3%.  This compares to total debt of $121.3 million and net debt to total capital of 15.3% at September 30, 2018.

Net capital expenditures in the year-to-date period through September were $250.7 million including equipment acquired with capital leases.  This compares to $182.5 million in net capital expenditures through the first nine months of 2018.  In 2019, we anticipate net capital expenditures of $275-$300 million.

Saia, Inc. Second Quarter 2019 Results

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-367-2403 or 334-777-6978 referencing conference ID #9832917.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company website at www.saia.com.  A replay of the call will be offered two hours after the completion of the call through November 27, 2019 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (Nasdaq: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Johns Creek, GA, Saia LTL Freight operates 168 terminals across 43 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) risks arising from international business operations and relationships; (23) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (24) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (25) social media risks; (26) disruption in or failure of the Company’s technology or equipment, including services essential to operations of the Company and/or cyber security risk; (27) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (28) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:Saia, Inc.

Doug Col

dcol@saia.com

678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15	$2,194
Accounts receivable, net	218,000	181,612
Prepaid expenses and other	31,694	29,567
Total current assets	249,709	213,373

PROPERTY AND EQUIPMENT:
Cost	1,735,019	1,521,341
Less: accumulated depreciation	693,895	628,283
Net property and equipment	1,041,124	893,058
OPERATING LEASE RIGHT-OF-USE ASSETS	103,650	–
OTHER ASSETS	27,789	27,312
Total assets	$1,422,272	$1,133,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$84,857	$78,994
Wages and employees' benefits	53,068	48,116
Other current liabilities	68,607	64,118
Current portion of long-term debt	19,245	18,082
Current portion of operating lease liability	18,304	–
Total current liabilities	244,081	209,310

OTHER LIABILITIES:
Long-term debt, less current portion	146,020	104,777
Operating lease liability, less current portion	86,552	–
Deferred income taxes	108,711	86,893
Claims, insurance and other	44,537	36,899
Total other liabilities	385,820	228,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	259,388	254,738
Deferred compensation trust	(3,824)	(3,381)
Retained earnings	536,781	444,481
Total stockholders' equity	792,371	695,864
Total liabilities and stockholders' equity	$1,422,272	$1,133,743

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2019 and 2018
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter
	2019	2018
OPERATING REVENUE	$468,891	$425,562

OPERATING EXPENSES:
Salaries, wages and employees' benefits	250,162	224,635
Purchased transportation	35,843	31,216
Fuel, operating expenses and supplies	84,259	81,643
Operating taxes and licenses	13,634	12,366
Claims and insurance	7,850	9,985
Depreciation and amortization	31,333	26,694
Loss from property disposals, net	451	326
Total operating expenses	423,532	386,865

OPERATING INCOME	45,359	38,697

NONOPERATING EXPENSES (INCOME):
Interest expense	1,868	1,410
Other, net	(20)	(139)
Nonoperating expenses, net	1,848	1,271

INCOME BEFORE INCOME TAXES	43,511	37,426
Income tax expense	10,543	9,231
NET INCOME	$32,968	$28,195

Average common shares outstanding - basic	25,978	25,792
Average common shares outstanding - diluted	26,460	26,354

Basic earnings per share	$1.27	$1.09
Diluted earnings per share	$1.25	$1.07

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2019 and 2018
(Amounts in thousands)
(Unaudited)
	Nine Months
	2019	2018
OPERATING ACTIVITIES:
Net cash provided by operating activities	$206,963	$187,110
Net cash provided by operating activities	206,963	187,110

INVESTING ACTIVITIES:
Acquisition of property and equipment	(245,203)	(155,217)
Proceeds from disposal of property and equipment	678	778
Net cash used in investing activities	(244,525)	(154,439)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	50,005	(28,000)
Proceeds from stock option exercises	2,927	4,165
Shares withheld for taxes	(3,136)	(1,396)
Other financing activity	(14,413)	(11,631)
Net cash provided by (used in) financing activities	35,383	(36,862)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,179)	(4,191)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,194	4,720
CASH AND CASH EQUIVALENTS, END OF PERIOD	$15	$529

NON-CASH ITEMS:
Equipment financed with finance leases	$6,165	$28,052

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2019 and 2018
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2019	2018	Change	2019	2018	Change
Workdays				64	63
Operating ratio	90.3%	90.9%
LTL tonnage (1)	1,263	1,208	4.6	19.74	19.17	3.0
LTL shipments (1)	1,941	1,780	9.0	30.33	28.26	7.3
LTL revenue/cwt.	$18.12	$17.20	5.3
LTL revenue/shipment	$235.87	$233.38	1.1
LTL pounds/shipment	1,302	1,357	(4.1)
LTL length of haul (2)	842	835	0.8

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.